SCHEDULE 14A INFORMATION
	  Proxy Statement Pursuant to Section 14(a)
	   of the Securities Exchange Act of 1934
		   (Amendment No.    )
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/   / Soliciting Material Pursuant to 240.14a-11(c) or
      240.14a-12

			Alcoa Inc.
       (Name of Registrant as Specified in Its Charter)

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				ALCOA LOGO


				 2000
	   Notice of Annual Meeting and Proxy Statement


		TABLE OF CONTENTS

	NOTICE OF 2000 ANNUAL MEETING

	THE ANNUAL MEETING AND VOTING - QUESTIONS AND ANSWERS

	BOARD OF DIRECTORS

	ITEM 1 - ELECTION OF DIRECTORS

	ALCOA STOCK OWNERSHIP AND PERFORMANCE

	EXECUTIVE COMPENSATION
	   Report of the Compensation Committee
	   Summary Compensation Table
	   Option Grants in 1999
	   1999 Aggregate Option Exercises and Year-End Option
	      Values
	   Pension Plans

	ITEM 2 - APPROVE AN AMENDMENT TO ALCOA'S
	   ARTICLES OF INCORPORATION TO INCREASE
	   COMMON STOCK

	OTHER INFORMATION

TO ALCOA SHAREHOLDERS:

I cordially invite you to the 2000 annual meeting of Alcoa shareholders.

The meeting this year is on Friday, May 12, 2000 at 9:30 a.m. in the Allegheny Ballroom of the DoubleTree Hotel
Pittsburgh in Pittsburgh, Pennsylvania. The location is accessible to disabled persons, and we will have headsets available for the hearing impaired.

I hope you will participate in this review of our company's business and operations. This proxy statement describes the items you will vote on at the meeting. In addition to voting, we will review the major developments of 1999 and answer your questions.

If you plan to attend, you will need an admission ticket.
For registered holders, we have included an admission ticket with your proxy card. Other shareholders may obtain tickets by contacting the corporate secretary.

Whether or not you plan to attend the meeting, your vote is important. Please vote by returning your signed and dated proxy card in the postage-paid envelope or by using the on-line voting option.

I look forward to seeing you at the annual meeting.

Sincerely,

/s/Paul H. O'Neill
Paul H. O'Neill
Chairman of the Board

February xx, 2000

NOTICE OF 2000 ANNUAL MEETING

February xx, 2000

Alcoa's annual meeting of shareholders will be on Friday, May 12, 2000 at 9:30 a.m. We will meet in the Allegheny
Ballroom of the DoubleTree Hotel Pittsburgh, 1000 Penn
Avenue, Pittsburgh, Pennsylvania. If you owned common stock at the close of business on February 14, 2000, you may vote at this meeting.

At the meeting, we plan to:

-   elect three directors to serve for new terms;

- vote to approve an amendment to Alcoa's Articles of Incorporation increasing the number of authorized shares of common stock; and

- attend to other business properly presented at the meeting.

The Board is not aware of any other proposals for the May 12, 2000 meeting. Should another arise, the proxy committee will vote your proxy according to its best judgment.

On behalf of Alcoa's Board of Directors,


/s/Denis A. Demblowski
Denis A. Demblowski
Secretary

THE ANNUAL MEETING AND VOTING - QUESTIONS AND ANSWERS

This booklet and proxy card contain information about the items you will vote on at the annual meeting.

Who is entitled to vote and how many votes do I have?
If you are a common stock holder of record at the close of business on February 14, 2000, you can vote. For each matter presented for vote, you have one vote for each share you own.

How do I vote?
You may vote in person by attending the meeting or by completing and returning a proxy by mail or electronically using the Internet. To vote your proxy by mail, mark your vote on the enclosed proxy card, then follow the directions on the card. To vote your proxy using the Internet, see the instructions on the proxy form and have the proxy form available when you access the website. The homepage will prompt you to enter your control number; then follow the instructions to record your vote. The proxy committee will vote your shares according to your directions. If you do not mark any selections, your shares will be voted as recommended by the Board of Directors. Whether you plan to attend the meeting or not, we encourage you to vote by proxy as soon as possible.

What does it mean if I receive more than one proxy card?
If you are a shareholder of record or participate in Alcoa's Dividend Reinvestment and Stock Purchase Plan or employee savings plans, you will receive one proxy card for all shares of common stock held in or credited to your accounts as of the record date, if the account registrations are the same. If your shares are registered differently and are in more than one account, you will receive more than one proxy card. We encourage you to have all accounts registered in the same name and address whenever possible. You can do this by contacting our transfer agent, First Chicago Trust Company of New York, at 1 800 317 4445, 1 201 324 0313
(outside of the U.S. and Canada) or by e-mail at FCTC@delphi.com.

How do I vote if I participate in one of the employee savings plans?
The plans' independent trustee will vote your Alcoa employee savings plan shares according to your voting instructions or as recommended by the Board of Directors if you give no instructions on the proxy form. The trustee will vote plan shares not voted by proxy in proportion to the way the other plan participants voted their shares.

Can I change my vote?
You can revoke your proxy before the time of voting at the meeting in several ways:

    -  by mailing a revised proxy dated later than the first

    -  by voting again at the website

    -  by voting in person at the meeting or

    - by notifying Alcoa's corporate secretary in writing that you are revoking your proxy.

Is my vote confidential?
Yes. Proxy cards, ballots and voting tabulations that identify shareholders are kept confidential. There are exceptions for contested proxy solicitations or where necessary to meet legal requirements. Corporate Election
Services, Inc., the independent proxy tabulator used by Alcoa, counts the votes and acts as the inspector of election for the meeting.

Who can attend the annual meeting, and how do I obtain an admission ticket?
You may attend the meeting if you were a shareholder on February 14, 2000. If you plan to attend the meeting, you will need an admission ticket, which is part of your proxy form. If a broker holds your shares and you would like to attend, please write to: Secretary, Alcoa, 201 Isabella
Street, Pittsburgh, PA 15212-5858. Please include a copy of your brokerage account statement or an omnibus proxy (which you can get from your broker), and we will send you an admission ticket.

What constitutes a "quorum" for the meeting?
A majority of the outstanding shares, present or represented by proxy, constitutes a quorum. A quorum is necessary to conduct business at the annual meeting. You are part of the quorum if you have voted by proxy. Abstentions, broker non-votes and votes withheld from director nominees count as "shares present" at the meeting for purposes of determining a quorum. However, abstentions and broker non-votes do not count in the voting results. A broker non-vote occurs when a broker or other nominee who holds shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the owner of the shares.

Director candidates who receive the highest number of votes cast will be elected. Approval of each other item being considered requires a majority of the votes cast.

At the close of business on February 14, 2000, the record date for the meeting, Alcoa had outstanding xxxxxxxxxxxxxxx shares of common stock.

Who pays for the solicitation of proxies?
Alcoa pays the cost of soliciting proxies. We retain Morrow & Company, Inc. to assist with the solicitation for a fee of $11,500 plus reasonable out-of-pocket expenses. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareholders and obtaining their votes.

How do I comment on company business?
There is space for your comments on the proxy card or you may send your comments to us in care of the corporate secretary. Although it is not possible to respond to each shareholder, your comments help us to understand your concerns and address your needs.

May I nominate someone to be a director of Alcoa?
If you are a shareholder entitled to vote at an annual meeting, you may nominate one or more persons for election as directors of Alcoa at that meeting. You may do this by sending a written notice to: Secretary, Alcoa, 201 Isabella Street, Pittsburgh, PA 15212-5858. The notice must include certain information about the persons you nominate, and we must receive it at least 90 days before the annual meeting date. For complete details, contact the corporate secretary.

When are the 2001 shareholder proposals due?
The next Alcoa annual meeting is on April 20, 2001.
You must submit shareholder proposals in writing by November 1, 2000 for them to be considered for the 2001 proxy statement. No proposals received after January 19, 2001 may be raised at the annual meeting. Address all shareholder proposals to the corporate secretary of Alcoa at the above address.

BOARD OF DIRECTORS

COMMITTEES AND MEETINGS OF THE BOARD

The Board of Directors considers all major decisions of Alcoa. The Board met nine times in 1999. Attendance by directors at Board and committee meetings averaged over 90%. All directors attended at least 75% of the meetings. The Board has the following five standing committees:

The Audit Committee reviews Alcoa's auditing, financial reporting and internal control functions and recommends the firm that Alcoa should retain as its independent accountant. It also reviews the company's environmental, health and safety audits and monitors compliance with Alcoa business conduct policies. The independent accountants, the vice president-environment, health & safety, audit and compliance and the general counsel have access to the committee without management's presence. The committee met four times in 1999. In addition, the chairman of this committee met with management and the independent accountants prior to the announcement of quarterly earnings in April, July and October. The full committee reviewed quarterly and annual results in January.

The Compensation Committee determines cash compensation for Alcoa officers, approves posttermination contracts and performs other functions specified by the company's compensation plans. The committee also reviews the partici-pation of officers in other benefit programs for salaried employees. A subcommittee of the Compensation Committee administers the company's stock incentive plan. In addition, this committee issues the Report of the Compensation Committee on executive compensation (see page 15 of this proxy statement). The committee met six times in 1999.

The Executive Committee has authority to act on behalf of the Board. It meets when specific action must be taken between Board meetings. This committee met once in 1999.

The Nominating Committee considers and recommends nominees for election as directors and reviews the performance of incumbent directors. The committee reviews the names and qualifications of nominees that shareholders submit in writing to the corporate secretary. This committee met once in 1999.

The Pension and Savings Plan Investment Committee reviews and approves the investment management of Alcoa's retirement plans and principal savings plans. This committee met twice in 1999.

DIRECTORS' COMPENSATION

Alcoa pays each director who is not an Alcoa employee an annual retainer fee of $100,000. Alcoa does not pay any additional fees, such as meeting or committee fees.

Directors may elect to defer some or all of their annual retainer under the company's deferred fee plan for nonemployee directors. Alcoa encourages directors to defer the maximum amount that their individual circumstances allow. The company credits all fee deferrals to an Alcoa stock investment account, except that directors may invest deferrals exceeding 50% of the annual retainer fee in other investment options under the plan. Alcoa credits deferred accounts as if invested in the investment options under Alcoa's principal savings plan for salaried employees. Directors may change among investment options once each month. Directors cannot, however, transfer from the Alcoa stock investment option. Alcoa does not fund directors' deferred accounts, but pays them out in cash from general funds of the company after Board service ends.

TRANSACTIONS WITH DIRECTORS' COMPANIES

In the course of ordinary business, Alcoa and its subsidiaries may have transactions with companies and organizations whose executive officers are also Alcoa directors. None of these transactions exceeded 5% of the gross revenues of either Alcoa or the other organization.

ITEM 1 - ELECTION OF DIRECTORS

Alcoa's Board of Directors has 11 members, who are divided into three classes. Directors are elected for three-year terms. The terms for members of each class end in successive years.

The Board of Directors has nominated the three members of the class of directors whose terms of office are expiring to serve for new terms. Paul H. O'Neill, Alcoa's chairman and one of the nominees, has indicated that he intends to retire both as chairman and as a director on December 31, 2000 and, as a consequence, his new term as a director will expire at that time. The new terms of the other two director nominees will expire in 2003.

The proxy committee will vote your proxy for the election of these nominees unless you withhold authority to vote for any one or more of them. If any director is unable to stand for election, the Board may reduce its size or choose a substitute.

NOMINEES TO SERVE FOR A THREE-YEAR TERM EXPIRING IN 2003

Kenneth W. Dam

Age:                    67

Director since:         1987

Alcoa Board             Audit Committee, Compensation
Committees:             Committee and Executive Committee.

Principal occupation:   Max Pam Professor of American and
			Foreign Law, University of Chicago
			Law School since 1992.

Recent business         Mr. Dam served as President and Chief
experience:             Executive Officer for United Way of
			America in 1992, Vice President for
			Law and External Relations of IBM
			Corporation from 1985 to 1992, Deputy
			Secretary of State from 1982 to 1985
			and Provost of the University of
			Chicago from 1980 to 1982.

Other directorships:    Council on Foreign Relations and
			the Brookings Institution.

Judith M. Gueron

Age:                    58

Director since:         1988

Alcoa Board             Audit Committee and Pension and Savings
Committees:             Plan Investment Committee.

Principal occupation:   President, Manpower Demonstration
			Research Corporation (MDRC), a
			nonprofit research organization, since
			1986.

Recent business         Dr. Gueron was MDRC's Executive Vice
experience:             President for research and evaluation
			from 1978 to 1986. Before joining MDRC,
			she was director of special projects
			and studies and a consultant for the
			New York City Human Resources Administration.

NOMINEE TO SERVE FOR A TERM EXPIRING DECEMBER 31, 2000

Paul H. O'Neill

Age:                    64

Director since:         1986

Alcoa Board             Executive Committee (chair).
Committee:

Principal occupation:   Chairman of the Board of Alcoa.

Recent business         Mr. O'Neill has served as Alcoa's Chairman
experience:             of the Board since 1987 and was Chief
			Executive Officer from 1987 to May 1999.
			From 1985 to 1987, he was President and a director of International Paper Company.

Other directorships:    Eastman Kodak Company, Gerald R.
			Ford Foundation, Lucent Technologies Inc.,
			Manpower Demonstration Research
			Corporation, National Association of
			Securities Dealers, Inc. and The RAND
			Corporation.

DIRECTORS WHOSE TERMS EXPIRE IN 2002

Joseph T. Gorman

Age:                    62

Director since:         1991

Alcoa Board             Compensation Committee, Nominating
Committees:             Committee and Pension and Savings Plan
			Investment Committee (chair).

Principal occupation:   Chairman and Chief Executive Officer,
			TRW Inc., a global company serving the
			automotive, space and information
			systems markets.

Recent business         Mr. Gorman was TRW's President from 1985
experience:             to 1991 and Chief Operating Officer
			from 1985 to 1988. He has served as
			Chairman and Chief Executive Officer of
			TRW since 1988.

Other directorships:    The Procter & Gamble Company and TRW.

Sir Ronald Hampel

Age:                    67

Director since:         1995

Alcoa Board             Nominating Committee and Pension and
Committees:             Savings Plan Investment Committee.

Principal occupation:   Since April 1999, Chairman of United
			News & Media plc, a U.K.-based media
			company with interests in broadcasting,
			publishing and news dissemination
			services.

Recent business         Sir Ronald was Chairman, Imperial
experience:             Chemical Industries PLC (ICI), a
			diversified chemicals manufacturer,
			from  1995 to 1999, Deputy Chairman
			and Chief Executive of ICI from 1993
			to 1995 and Chief Operating Officer
			from 1991 to 1993. He was an ICI
			director from 1985 to 1999. Sir Ronald
			is Chairman of the UK Committee on
			Corporate Governance.

Other directorships:    BAE Systems PLC, DLJ Phoenix Private
			Equity Ltd. and Teijin Limited.

John P. Mulroney

Age:                    64

Director since:         1987

Alcoa Board             Compensation Committee and Nominating
Committees:             Committee (chair).

Principal occupation:   Former President and Chief Operating
			Officer, Rohm and Haas Company, a
			specialty chemicals manufacturer.

Recent business         Mr. Mulroney was President and Chief
experience:             Operating Officer of Rohm and Haas
			Company from 1986 until his retirement
			in 1998. He served as a director of
			Rohm and Haas from 1982 to 1998.

Other directorships:    Teradyne, Inc.

Marina v.N. Whitman

Age:                    64

Director since:         1994

Alcoa Board             Audit Committee and Pension and Savings
Committee:              Plan Investment Committee.

Principal occupation:   Professor of Business Administration
			and Public Policy, School of Business
			Administration and the School of Public
			Policy at the University of Michigan,
			since 1992.

Recent business         Dr. Whitman was Vice President and Group
experience:             Executive, Public Affairs and Marketing
			Staffs of General Motors Corporation,
			from 1985 to 1992 and Vice President and Chief Economist from 1979 to 1985. She was a member of the President's Council of Economic Advisers from 1972 to 1973.

Other directorships:    The Chase Manhattan Corporation,
			The Procter & Gamble Company and Unocal
			Corporation.

DIRECTORS WHOSE TERMS EXPIRE IN 2001

Alain J. P. Belda

Age:                    56

Director since:         1998

Principal occupation:   President and Chief Executive Officer
			of Alcoa since May 1999.

Recent business         Mr. Belda was President and Chief
experience:             Operating Officer of Alcoa from 1997 to
			May 1999. He served as Alcoa's Vice
			Chairman from 1995 to 1997 and Executive
			Vice President from 1994 to 1995. From
			1979 to March 1994, he was President of
			Alcoa Aluminio S.A. in Brazil. In August
			1991, he was named President-Latin America for the company after he had been given responsibility for all of Alcoa's interests in Latin America (other than Suriname) in 1989.

Other directorships:    Citigroup Inc., Cooper Industries, Inc.,
			E. I. du Pont de Nemours and Company and
			The Ford Foundation.

Hugh M. Morgan

Age:                    59

Director since:         1998

Alcoa Board             Compensation Committee and Pension and
Committee:              Savings Plan Investment Committee.

Principal occupation:   Managing Director and Chief Executive
			Officer, WMC Limited, an Australian mining and minerals processing company.

Recent business         Mr. Morgan has been Managing Director of
experience:             WMC since 1986 and its Chief Executive
			Officer since 1990. He was Executive
			Director of WMC from 1976 to 1986 and
			a director of Alcoa of Australia Limited from 1977 to 1998.

Other directorships:    Reserve Bank of Australia and a number
			of industry, business, trade and
			international associations and advisory
			groups.

Henry B. Schacht

Age:                    65

Director since:         1994

Alcoa Board Committee:  Audit Committee (chair).

Principal occupation:   Managing Director, E. M. Warburg,
			Pincus & Co., LLC, a financial services
			firm, since January 2000.

Recent business         Mr. Schacht became Senior Advisor to
experience:		E. M. Warburg, Pincus in 1999. He was
			Senior Advisor to Lucent Technologies
			Inc. from February 1998 to February 1999.
			He served as Chairman of Lucent
			Technologies from 1996 to 1998 and was
			its Chief Executive Officer from February
			1996 to October 1997. Mr. Schacht was
			Chairman of Cummins Engine Company, Inc.
			from 1977 to 1995 and its Chief Executive
			Officer from 1973 to 1994.

Other directorships:    Cummins Engine Company, Inc., The Chase
			Manhattan Bank, The Chase Manhattan
			Corporation, Johnson & Johnson, Knoll,
			Inc., Lucent Technologies Inc. and
			The New York Times Company.

Franklin A. Thomas

Age:                    65

Director since:         1977

Alcoa Board             Audit Committee, Compensation Committee
Committees:             (chair), Executive Committee, Nominating
			Committee and Pension and Savings Plan
			Investment Committee.

Principal occupation:   Consultant, TFF Study Group, a nonprofit
			institution assisting development in
			South Africa, since 1996.

Recent business         From 1979 until 1996, Mr. Thomas was
experience:             President of the Ford Foundation. He was
			President and Chief Executive Officer of
			Bedford Stuyvesant Restoration
			Corporation from its founding in 1967
			until 1977.

Other directorships:    Citigroup Inc., Conoco Inc., Cummins
			Engine Company, Inc., Lucent Technologies
			Inc. and PepsiCo, Inc.

ALCOA STOCK OWNERSHIP AND PERFORMANCE

The following shareholders reported to the Securities and Exchange Commission that they owned more than 5% of Alcoa common stock on December 31, 1999.


[SUBJECT TO COMPLETION]

Name and address                                       Number of       Percent of outstanding
of beneficial owner                                   shares owned    Alcoa common stock owned
----------------------------------------------------------------------------------------------



Stock Ownership of Directors and Executive Officers: The following table shows beneficial ownership of Alcoa common stock by directors, nominees for director and executive officers as of December 31, 1999. The named executive officers are Paul H. O'Neill, who served as chief executive officer until May 6, 1999, Alain J.P. Belda, who became the chief executive officer on May 6, and the four executive officers who were the highest paid in 1999.

No individual director, nominee or executive officer owned more than 1% of Alcoa's common stock. The total ownership shown for directors and executive officers as a group represents less than 2% of outstanding shares.


STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

Name                               Exercisable stock  Number of shares        Number of deferred
				      options (1)         owned (2)       share equivalent units (3)
----------------------------------------------------------------------------------------------------

Alain J. P. Belda                      661,659              273,213                 6,192

Kenneth W. Dam                               0                6,400                 5,573

Joseph T. Gorman                             0                4,647                 5,885

Judith M. Gueron                             0                6,045                 4,869

Sir Ronald Hampel                            0                5,264                     0

Hugh M. Morgan                               0                  200                 3,207

John P. Mulroney                             0                6,321                 4,842

Paul H. O'Neill                      2,298,609              800,360                 1,088

Henry B. Schacht                             0                5,081                 4,842

Franklin A. Thomas                           0                6,467                13,881

Marina v.N. Whitman                          0                3,800                 4,869

George E. Bergeron                     419,369              147,024                 3,641

Richard L. Fischer                     607,612              126,723                 1,004

L. Patrick Hassey                      288,501               46,265                 1,826

Richard B. Kelson                      378,196               95,061                 2,378

Directors and executive officers     5,822,254            2,082,360                74,581
executive officers as a group
(23 individuals) (4)

(1)  This column lists the number of shares of Alcoa common stock that the officers had a right to acquire within 60 days through exercise of employee stock options.
     Nonemployee directors are not eligible for stock option grants under any Alcoa plan.

(2)  This column includes shares held of record and shares owned through a bank, broker or other nominee. It also includes, for executive officers, shares owned through the Alcoa Savings Plan for Salaried Employees.

(3)  Reported in this column are share equivalent units credited to an individual's account under deferred fee or deferred compensation plans.

(4)  An executive officer not named individually in the table disclaims beneficial ownership of 25,600 shares under exercisable stock options, 136 shares and 293 share equivalent units held by the officer's spouse. These shares and units are included in the amounts shown in the table.


Compliance With Section 16(a) Reporting: The rules of the
Securities and Exchange Commission require that we disclose late filings of reports of stock ownership by Alcoa directors and executive officers. Due to the complexity of the reporting rules, the company has assumed certain responsibilities for filing compliance and has instituted procedures to assist officers and directors with these obligations. Based on a review of the filings made for the year, we believe that all required reports were filed on a timely basis in 1999.

STOCK PERFORMANCE GRAPH

This graph compares the most recent five-year performance of Alcoa common stock with the S&P 500 Index and a peer group index. It shows an investment of $100 on December 31, 1994 and the reinvestment of all dividends. Over the five-year period, your $100 investment in Alcoa stock would have grown to $419.77 by the end of 1999. This compares with $351.12 for the S&P 500 Index and $179.00 for the peer group index. The peer group index, which is weighted for market capitalization, includes Alcan Aluminium Limited and Reynolds Metals Company. Alcoa uses the peer group index instead of the S&P Aluminum Industry Index, which includes Alcoa as well as Alcan and Reynolds, because Alcoa's heavy market capitalization weighting would distort a comparison with the full index.


	       1994     1995     1996     1997    1998     1999
---------------------------------------------------------------

Alcoa         $100.00  124.33   153.33   171.57  185.78   419.77
S&P 500       $100.00  137.58   169.17   225.60  290.08   351.12
Peer Group    $100.00  122.46   131.29   121.37  116.58   179.00


EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

Our committee, the Compensation Committee, is responsible for determining compensation for Alcoa corporate officers and executive officers. All committee members are independent directors who have never been Alcoa employees.
We base our decisions on our understanding of Alcoa's businesses and long-term strategy and our knowledge of the capabilities and performance of the company and its executives.

Compensation Philosophy - We believe that managing the company with a long-term perspective, while striving to deliver consistently good annual results, will best serve Alcoa shareholders. The company, therefore, designs its executive compensation program to hire, reward, motivate and retain high-performing employees worldwide.

Alcoa's total compensation program includes:

  -   annual salary
  -   annual cash incentives
  -   long-term, stock-based incentives and
  -   employee benefits.

We determine compensation based on certain principles:

  -   pay for performance -
      both individual and team performance
  - competitive total compensation compared with leading industrial companies and
  - total compensation that is highly leveraged to financial and nonfinancial business performance.

Our committee places less emphasis on high base salaries in favor of at-risk, short-term and long-term incentives based on performance. We believe that the company's executives will more effectively represent Alcoa shareholders if they are shareholders themselves and have a meaningful portion of their personal assets invested in Alcoa stock.

Annual Cash Compensation - Each year we review comparative market compensation information prepared by internal and outside consultants. The outside consultants survey leading manufacturing companies for both total cash compensation and long-term incentive information. These companies are among the largest and best performing in a broad range of industries and serve as a sample of the larger market. We also compare the level of responsibility for executive positions surveyed within these companies.

Total annual cash compensation for Alcoa senior managers includes base salary and cash incentive awards. We set the annual cash compensation levels above the median of high-performing industrial companies. In order to tie annual cash compensation more closely to performance, we set base salaries at or slightly below the median and annual cash incentive levels above it.

Annual Cash Incentives - Alcoa establishes targets for cash incentive awards, which vary by position as a percentage of base salary. Our committee may make adjustments in payout, however, to recognize and reward individual performance. The maximum payout, before any adjustment for individual performance, is 200% of the target.

Alcoa revised its cash incentive programs in 1992 to provide more consistent performance measures for both executives and, under a performance-based pay plan, most other U.S. employees.

Alcoa measures its business unit employees according to the goals of their individual units. The company bases annual cash incentive payouts for most executive officers on the achievement of business plan goals by all of the company's business units. Key financial measures for the business units and the corporation include cost of goods sold (as a percentage of sales), administrative and sales expenses, cash from operations, after-tax operating income, net funds flow and return on capital. About 40% of the business unit goals are nonfinancial. They may include measurements for environmental, health and safety performance, customer satisfaction, employee development and succession planning, product innovation, on-time delivery, manufacturing excellence, reduced cycle time, inventory reduction and product quality improvements. The company believes that if managers focus on the achievement of excellence in those areas within their control, there will be long-term growth in shareholder value.

Special Performance Enhancement Program - We have approved a performance enhancement reward program under which special cash incentives, in addition to normal variable compensation, will be paid to eligible participants if the company meets certain aggressive financial goals for the year 2000. The goals relate to a target return on capital and reductions in cost of goods sold as a percentage of sales, capital as a percentage of sales and overhead expenses. If these goals are met, a one-time payment will be made in 2001 to eligible participants, including executive officers. Individual award payments could range from 120% to 240% of target annual cash bonus award levels. The program is an integral part of the company's $1.1 billion cost-reduction initiative.

Long-Term Incentives - A goal of our committee is to closely align management's interests with those of shareholders. The company's long-term incentives are, therefore, principally stock-based. We believe this encourages stock ownership among Alcoa executives.

In 1999, the Alcoa Board adopted and shareholders approved a new stock incentive plan under which long-term incentives are awarded to employees. The new plan is called the Alcoa Stock Incentive Plan. It became effective on June 1, 1999 and replaced a prior plan. The new plan provides for a variety of stock-based incentive award types, including stock options, stock appreciation rights, contingent stock (forfeitable, restricted stock) awards and performance awards. From June through December 1999, we awarded only stock options (principally reload options granted in connection with the exercise of previously granted options) and a small number of contingent stock awards under this plan.

Alcoa encourages all of its employees and directors to own an increasing equity interest in the company. In January 1999 we approved new stock ownership guidelines for Alcoa senior executives. The guidelines became effective on January 1, 2000, and individuals have five years to reach the minimum ownership requirement for their position. The guidelines range from 10,000 shares for most business unit presidents, to 20,000 or 40,000 shares for most executive officers. The ownership target for the chief executive officer is 140,000 shares. Amounts invested in the Alcoa stock fund of the Alcoa savings plan (401(k) plan) as well as share equivalent units in the company's deferred compensation plan are counted as ownership for purposes of the guidelines since they represent an equity investment position for the executive. Most executives, including all of the named executive officers, currently own more than the guideline number of shares for their positions.

To assist executives who are of relatively short tenure with the company to achieve the guideline ownership requirement, we approved a program that provides an incentive for those eligible to invest all or a portion of their annual cash bonus in Alcoa stock. Under the program, Alcoa matches 25% of the portion of the participant's annual cash bonus that is used to purchase Alcoa stock or that is deferred into the notional Alcoa stock investment fund in the deferred compensation plan. The match is in Alcoa shares or share credits that vest in three years. If the executive voluntarily leaves the company prior to the vesting date, other than due to retirement, the company matching contribution is forfeited. None of the named executive officers is eligible to participate in this program.

Annual Awards of Stock Options - A subcommittee of our committee administers the Alcoa Stock Incentive Plan. In January of each year we make new awards of long-term incentives in the form of stock options to eligible key employees. The stock option program allows us to provide awards that are competitive with the sample of leading industrial companies. The performance of Alcoa stock determines the actual amount earned. The guidelines used to establish the size of a stock option award include an executive's level of responsibility, the size of prior grants and comparative award information. Individual grants typically follow the guideline amounts.

Stock Option Reload Feature - Alcoa added a reload feature to its stock option program in 1989. This feature encourages increased stock ownership and is available to all participants who are active employees and whose awards were granted under the current or predecessor plan (about 1,200 individuals). The reload feature promotes the earlyexercise of options and the retention of Alcoashares.

Share ownership by executive officers and other stock option program participants has increased significantly in the last several years due to the reload feature.

In 1997, we approved a dividend equivalent compensation plan. Under this plan, Alcoa pays cash dividend equivalents, when approved by the Board, on a portion of the exercisable options held by active and retired participants.

For U.S. federal income tax purposes, Alcoa may deduct compensation paid as the result of option exercises under the shareholder-approved Alcoa Stock Incentive Plan. The company may not, however, deduct portions of salary, bonus and other cash and noncash compensation in excess of $1 million paid to a named executive officer.

Compensation of Executive Officers in 1999 - Our committee increased salary and annual cash incentive targets for executive officers this year, reflecting similar increases in the comparison group. Annual incentive payouts to executive officers for 1999 averaged about xxx% of target based on attainment of business unit financial and nonfinancial goals.

In January 1999, Alcoa granted stock options to executive officers at or above the target levels for their positions.
Above-target grants reflected our judgment of the significant contributions made by these individuals to the overall growth and profitability of the company. The majority of stock option exercises in 1999 by executive officers also included the grant of reload options.

Compensation of the Chief Executive Officer - Alcoa bases the chief executive officer's compensation on the same philosophy and policies as for all executive officers. This compensation includes base salary, annual cash incentives and stock option awards.

Our committee meets annually without the chief executive officer and evaluates his performance compared with previously established financial and nonfinancial goals. We reach a consensus as a committee and make the appropriate compensation adjustments. Finally, we report in full to the other members of the Board for their consideration and agreement. This meeting is an executive session of nonemployee directors only.

[SUBJECT TO COMPLETION]

We, as a committee, believe that Alcoa's compensation programs help to maintain Alcoa's leadership position among global industrial companies.

The Compensation Committee

Franklin A. Thomas, Chairman
Kenneth W. Dam
Joseph T. Gorman
Hugh M. Morgan
John P. Mulroney


SUMMARY COMPENSATION TABLE

This table summarizes the compensation for the CEOs and the four highest paid executive officers in 1999.

[SUBJECT TO COMPLETION]

					    Annual Compensation         Long-term Compensation
Name and Principal                Year   Salary(1)    Bonus      Other Annual     Number of Securities    All Other
Position                                                         Compensation          Underlying        Compensation(4)
										    Option Grants(3)
------------------------------------------------------------------------------------------------------------------------

Paul H. O'Neill
Chairman of the Board; Chief      1998    850,020   1,600,000       12,612               816,220             153,236
Executive Officer through May 6   1997    850,020   1,250,000       10,411               649,168             171,206

Alain J. P. Belda
President; Chief Executive        1998    640,707   1,100,000       16,020               523,518             185,211
Officer beginning May 6           1997    610,200     850,000        9,729               608,708             195,781

George E. Bergeron
Executive Vice President          1998    397,038     700,000        2,487               180,448              73,358
Allied Products (5)               1997    368,577     381,300        3,362               288,628              77,754

Richard L. Fischer
Executive Vice President-         1998    400,200     500,000        1,176               234,746              61,858
Chairman's Counsel (5)            1997    395,200     500,000        2,029               358,398              68,186

L. Patrick Hassey
Vice President and President      1998    348,000     584,700            -                83,600              70,757
Alcoa Europe                      1997    316,000     329,800        3,255               134,306              64,824

Richard B. Kelson
Executive Vice President          1998    400,200     500,000        4,657               251,324              91,677
and Chief Financial Office        1997    318,000     308,700        2,058               150,018              59,829


OPTION GRANTS IN 1999


INDIVIDUAL GRANTS

[SUBJECT TO COMPLETION]

Name             Number of Securities       % of Total Options    Exercise or  Expiration     Grant Date
		 Underlying Options        Granted to Employees   Base Price   Date (5)    Present Value (6)
		 Granted (1) (2) (3)          in Fiscal Year      ($/Sh) (4)
------------------------------------------------------------------------------------------------------------

Paul H. O'Neill

Alain J. P. Belda

George E. Bergeron

			     -21-

Richard L. Fischer

L. Patrick Hassey

Richard B. Kelson
			     -22-

(1)  Alcoa grants annual options (the first grant listed for each officer) in January. These options become exercisable one year after the grant date and have a term of ten years.

     In addition to the January annual grant, Mr.Belda received a special option grant covering
     350,000 shares on May 6, 1999 in connection with his election as chief executive officer. This option becomes exercisable as to 100,000 shares on the first anniversary of the grant date, as to another 100,000 shares on the second anniversary of the grant date, and as to the final
     150,000 shares on the third anniversary of the grant date, provided that Mr. Belda is an active employee of Alcoa on the related anniversary date of grant (this condition is waived in the event of Mr.Belda's death while an active Alcoa employee). The option has a term of 10 years from date of grant.

(2)  All other option grants are reload option grants, which become exercisable after six months.
     A reload option is available to active employees upon exercise of an outstanding option (annual or reload) under the current or prior Alcoa option plan. The reload feature promotes the early exercise of options and the retention of Alcoa shares, while continuing the opportunity to gain from future appreciation on the stock. By exercising an outstanding option, the participant realizes, in shares, the net profit or growth in value of that option (the excess of the current fair market value over the option grant price), less applicable withholding for taxes. Certain conditions apply:  (i) the market value of Alcoa stock on the exercise date of the underlying option must be at least $2.50 more than the grant price of that option; and (ii) the participant must agree that one-half of the net profit shares received on exercise of the underlying option will be held by the participant (directly or in trust) for five years or until the participant's employment with Alcoa terminates, whichever is earlier. A reload option has the same expiration date as the underlying option and is granted at 100% of the market value of Alcoa stock on the grant date.  The reload option covers the number of shares exercised in the underlying option less the number of profit shares delivered to the participant after withholding for taxes.
     Reload options may be granted where the exercise price of the underlying option is paid using previously owned shares or, subject to certain limitations, using cash.

(3)  Options granted on or after June 1, 1999 provide for acceleration of vesting and become immediately exercisable upon certain events constituting a change in control of Alcoa.

(4)  The exercise price of all options is 100% of the fair market value of Alcoa stock on the grant date. Option award participants may use shares they own for a minimum period to pay the exercise price and may have shares withheld for payment of required withholding taxes.
     Participants may transfer stock option awards to immediate family members or family trusts, provided the transfer is made as a gift, for no consideration. The participant remains responsible for payment of withholding taxes when the option is exercised by the family member or trust. Otherwise, stock option awards are not transferable during the participant's lifetime.

(5)  We grouped together certain reload option grants for Messrs. Belda, Bergeron and Kelson
     (the groupings are marked by an asterisk in the table). Each grouping reflects a consolidation of two individual option grants (three grants for Mr.Bergeron) having the same expiration date and a spread of grant prices not exceeding 3% of the lowest price in the grouping.

(6)  The company uses the Black-Scholes option pricing model to estimate Grant Date Present
     Value in this table. Our use of this model is not an endorsement of the model's accuracy in valuing options. All stock option models require a prediction about future stock prices. We used the following assumptions in calculating Grant Date Present Value: expected volatility - 37%; average risk-free rate of return - 5%; dividend yield - 1.4%; expected life, special option award for Mr.Belda - 3.5 years; expected life, annual grants- 2.5 years;
     expected life, reload grants - 1.5 years. The real value of the options in this table depends on the actual performance of Alcoa stock and the timing of exercises.



1999 AGGREGATE OPTION EXERCISES AND YEAR-END OPTION VALUES

This chart shows the number and value of stock options, both exercised and unexercised, for the named executive officers during 1999.

[SUBJECT TO COMPLETION]

Name                   Shares       Value             Number of Securities           Value of Unexercised
		      Acquired     Realized          Underlying Unexercised          In-the-Money Options
		     on Exercise                   Options at Fiscal Year-End       at Fiscal Year-End (1)
						   --------------------------       ----------------------
						 Exercisable (2)  Unexercisable   Exercisable  Unexercisable
------------------------------------------------------------------------------------------------------------

Paul H. O'Neill
Alain J. P. Belda
George E. Bergeron
Richard L. Fischer
L. Patrick Hassey
Richard B. Kelson

(1)  We calculated the value of unexercised options using the difference between the option exercise price and the year-end stock price of $83.00 per share, multiplied by the number of shares underlying the option.

(2)  Alcoa paid cash dividend equivalents in 1999 on a portion of the exercisable options held by plan participants. Dividend equivalents are equal in amount to the company's common stock dividend. The total amount of dividend equivalents paid in 1999 to all plan participants was slightly less than $2 million.


PENSION PLANS

Alcoa's pension plans cover a majority of salaried employees. Alcoa pays the full cost of these plans, which include both tax-qualified and non tax-qualified excess plans. This table shows the annual benefits payable at executive compensation levels.


PENSION PLAN TABLE

Average Annual                          Annual Benefits for Years of Service Indicated
Compensation

		       15          20            25            30            35            40
-----------------------------------------------------------------------------------------------

$ 100,000          $ 20,590    $ 27,450    $   34,320    $   41,180    $   48,470    $   56,620
  250,000            53,340      71,120        88,900       106,680       124,460       142,240
  500,000           108,650     144,870       181,080       217,300       253,520       289,740
  750,000           163,960     218,620       273,270       327,930       382,580       437,240
1,000,000           219,280     292,370       365,460       438,550       511,640       584,740
1,250,000           274,590     366,120       457,650       549,180       640,710       732,240
1,500,000           329,900     439,870       549,830       659,800       769,770       879,740
2,000,000           440,530     587,370       734,210       881,050     1,027,890     1,174,740
2,500,000           551,150     734,870       918,580     1,102,300     1,286,020     1,469,740
3,000,000           661,780     882,370     1,102,960     1,323,550     1,544,120     1,764,740


The company bases the employee's amount of pension upon the average compensation for the highest five years in the last ten years of service. For the executive level, covered compensation includes base salary and annual cash bonus. We calculate the amounts in the table using salary at target and bonus at target. We also make payments as a straight life annuity, reduced by 5% when an employee elects the surviving spouse feature. The table shows benefits at age 65, before any reduction for surviving spouse coverage.

At March 1, 2000, pension service for the named officers was: Mr. Belda, 31 years; Mr. Bergeron, 31 years; Mr. Fischer, 34 years; Mr. Hassey, 32 years; Mr. Kelson, 25 years; and
Mr. O'Neill, 28 years, reflecting an employment contract that provides somewhat more than double credit for his years with the company. The resulting pension for Mr. O'Neill will be offset by pension payments from his previous employer.

ITEM 2 - APPROVE AN AMENDMENT TOALCOA'S ARTICLES OF
INCORPORATION TO INCREASE COMMON STOCK

Alcoa's Board of Directors has approved an amendment to Article FIFTH of Alcoa's Articles of Incorporation to increase the number of shares of authorized common stock from 600 million shares to 1.8 billion shares. The amendment is subject to approval by the shareholders, and the Board recommends that shareholders vote to approve this amendment.

Approval of the amendment by shareholders is required to permit a Board-approved two-for-one split of the common stock. The Board of Directors, on January 10, 2000, authorized and declared, subject to shareholder approval of the foregoing amendment to Alcoa's Articles, a two-for-one split of the common stock. The split will provide one share of common stock for each authorized share of common stock issued (including shares held in treasury) or reserved for issuance at the close of business on May 26, 2000. The shares will be distributed on or about June 9, 2000. The Board believes that the stock split will broaden the potential market for Alcoa common stock and result in a wider distribution of shares, which the Board believes to be in the best interests of Alcoa and its shareholders.

The proposed amendment to Article FIFTH consists of revising the first paragraph of that Article to read as follows:

"FIFTH. The authorized capital stock of the corporation shall be 660,000 shares of Serial Preferred Stock of the par value of $100 per share, 10,000,000 shares of Class B Serial Preferred Stock of the par value of $1.00 per share and 1,800,000,000 shares of Common Stock of the par value of $1.00 per share."

The proposed amendment would increase the number of shares of common stock, $1.00 par value, that Alcoa is authorized to issue from 600 million to 1.8 billion. The additional 1.2 billion shares would be part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of Alcoa common stock presently issued and outstanding. No holder of common stock has any preemptive rights to acquire additional shares of common stock. No change in the $1.00 par value of the common stock is being proposed. Holders of common stock do not have the right to cumulate their shares in voting for directors.

At February 14, 2000, xxx shares of common stock were issued (including shares held in treasury), 73 million shares were reserved for issuance in connection with Alcoa's merger with Reynolds Metals Company and an additional 38.xx million shares were reserved under Alcoa benefit plans. The Board believes it is desirable to increase the number of shares of common stock that Alcoa is authorized to issue to accomplish the proposed stock split, to reserve an amount of shares sufficient to satisfy the requirements set forth above and to provide the company with adequate flexibility in the future. Except for the proposed stock split and in connection with current reserves for the Reynolds transaction and existing benefit plans, Alcoa has no present commitments, agreements or intent to issue additional shares of common stock.

The proposed stock split cannot occur unless shareholders approve the proposed amendment to Article FIFTH of the company's Articles. The proposed amendment to Article FIFTH would permit the issuance of additional shares up to the new
1.8 billion maximum authorization without further action or authorization by shareholders, except as may be required in a specific case by applicable law or stock exchange regulations. The Board believes it is prudent for the company to have this flexibility.

The issuance of additional shares of common stock could reduce existing shareholders' percentage ownership and voting power in Alcoa and, depending on the transaction in which the shares are issued, could affect the per share book value or other per share financial measures. The availability of additional shares of common stock could discourage, or make more difficult, efforts to obtain control of the company. For instance, the issuance of shares in a public or private sale, merger or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of the company. The proposed increase in the number of authorized shares is not intended to inhibit a change in control of Alcoa, and Alcoa is not aware of any pending or threatened efforts to acquire control of the company.

Alcoa has been advised by tax counsel that the proposed stock split would result in no gain or loss or realization of taxable income to holders of Alcoa common stock under existing U.S. federal income tax laws. For tax purposes, the cost basis of each new share and each retained share of common stock would be equal to one-half the cost basis of the corresponding share immediately preceding the stock split. In addition, the holding period for the additional share issued in the stock split would be deemed to be the same as the holding period for the original share of common stock. The laws of jurisdictions other than the United States may impose income taxes on the issuance of the additional shares, and shareholders are urged to consult their tax advisors.

If shareholders sell or purchase shares of Alcoa common stock following approval of the proposed amendment to Article FIFTH of Alcoa's Articles and the effectuation of the stock split, they may pay higher brokerage commissions and stock transfer taxes (if applicable) on the same relative interest in the company because that interest is represented by a greater number of shares. Consult your broker for complete details.

If approved by shareholders, the amendment will become effective upon filing of an appropriate certificate with the Secretary of State of the Commonwealth of Pennsylvania.

For this amendment to be approved, a majority of the votes cast by shareholders must be voted for approval.

Alcoa's Board of Directors recommends that shareholders vote
FOR adoption of the proposed amendment to Alcoa's Articles.

OTHER INFORMATION

LEGAL PROCEEDING INVOLVING DIRECTORS AND EXECUTIVE OFFICERS

On October 15, 1999, Victoria Shaev, who represents that she is an Alcoa shareholder, filed a lawsuit in the United States District Court for the Southern District of New York, naming as defendants Alcoa, each member of the company's Board of Directors, certain Alcoa executive officers and PricewaterhouseCoopers LLP, Alcoa's independent accountants.

The suit purports to be a derivative action brought on behalf of the company against the other defendants. The shareholder did not make a demand on the company prior to filing this lawsuit. Under relevant law, this demand is required.

The lawsuit alleges, among other things, that Alcoa's proxy statement for the 1999 annual meeting contained materially false and misleading representations and omissions concerning one of the items voted on by shareholders at the 1999 meeting, the proposal to approve the Alcoa Stock
Incentive Plan. The lawsuit further alleges that the shareholder approval of the Plan, based upon those alleged representations and omissions, was defective.

The lawsuit seeks, among other things, to invalidate the shareholder approval of the Plan and enjoin its implementation. The plaintiff also requests that Alcoa pay the fees and expenses of her counsel and experts retained in the lawsuit.

The defendants believe the suit is without merit.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

PricewaterhouseCoopers LLP has been the independent accounting firm that audits the financial statements of Alcoa and most of its subsidiaries since 1950. In accordance with standing policy, PricewaterhouseCoopers periodically changes the personnel who work on the audit.

During 1999, PricewaterhouseCoopers reviewed Alcoa's filings with the SEC, prepared or reviewed financial and audit reports to lenders, including governmental agencies, conducted audits and due diligence reviews for acquisitions and evaluated the effects of various accounting issues, information systems and business strategy opportunities.

They also helped in tax planning and the preparation of tax returns for expatriate employees, executives and various foreign locations of the company.

The Audit Committee of Alcoa's Board reviews summaries of the audit and nonaudit services provided by PricewaterhouseCoopers and the related fees.

On recommendation of the Audit Committee, the Board has reappointed PricewaterhouseCoopers to audit the 2000 financial statements. Representatives from this firm will be at the annual meeting to make a statement, if they choose, and to answer any questions you may have.

			              Graphics Appendix List

Page Where
Graphic Appears    Description of Graphic or Cross-Reference

page 6		   Photograph of Kenneth W. Dam, Nominee for
		   Director
page 7		   Photograph of Judith M. Gueron, Nominee for
		   Director
page 7		   Photograph of Paul H. O'Neill, Nominee for
		   Director
page 8		   Photograph of Joseph T. Gorman, Continuing
		   Director
page 8		   Photograph of Sir Ronald Hampel, Continuing
		   Director
page 9		   Photograph of John Pl Mulroney, Continuing
		   Director
page 9		   Photograph of Marina v.N. Whitman, Continuing
		   Director
page 10		   Photograph of alain J.P. Belda, Continuing
		   Director
page 10		   Photograph of Hugh M. Morgan, Continuing
		   Director
page 11		   Photograph of Henry B. Schacht, Continuing
		   Director
page 11		   Photograph of Franklin A. Thomas, Continuing
		   Director

		    Two Ways to Vote

VOTE BY MAIL

Return your proxy in the
postage-paid envelope provided.

VOTE BY INTERNET

Access this Web site to cast your vote.
http://www.votefast.com

Your Internet
Control Number is
		  ------------------------

Vote By Mail--Please mark, sign and date your proxy card and return it in the postage-paid envelope provided.

Vote By Internet--Have your proxy card available when you access the website http://www.votefast.com. You will be prompted to enter your control number, and then follow the directions given to record your vote. If you vote through the Internet, there is no need to mail your proxy card.
Vote 24 hours a day, 7 days a week. Your Internet vote must be received by 5:00 p.m. EDT on Thursday, May 11, 2000 to be counted in the final tabulation.

Alcoa Annual Meeting of Shareholders
9:30 a.m. Friday, May 12, 2000
DoubleTree Hotel Pittsburgh
Allegheny Ballroom
Pittsburgh, Pennsylvania

Admission Ticket
This ticket is not transferable.

  Please retain this ticket for admittance to the annual meeting.

		      Fold and detach here

(continued from the other side)

		    (RETURN IN THE ENCLOSED ENVELOPE)

PROXY

Please mark your choices clearly in the appropriate boxes. Unless specified, the proxy committee will vote FOR both items.

DIRECTORS RECOMMEND A VOTE FOR THIS ITEM (#1)

1. Election of Directors
   Nominees to serve a three-year term:
     Kenneth W. Dam
     Judith M. Gueron

   Nominee to serve a term expiring December 31, 2000:
     Paul H. O'Neill

   /  / FOR all listed nominees
   /  / WITHHOLD vote for all listed nominees
   /  / WITHHOLD vote only from

DIRECTORS RECOMMEND A VOTE FOR THIS ITEM (#2)

2. Amendment to Articles of Incorporation Increasing Authorized
   Common Stock

   /  / VOTE FOR   /  / VOTE AGAINST   /  / ABSTAIN

PLEASE VOTE, SIGN, DATE AND RETURN


				Date        2000
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(Sign exactly as name appears above, indicating position or representative capacity, where applicable)

Shareholder comments about any aspect of company business are welcome. There is space on the bottom of this form for your comments. Although we do not respond to these comments on an individual basis, they do assist management in determining and responding to your needs as shareholders.

   Please retain this ticket for admittance to the annual meeting.

		       Fold and detach here

201 Isabella St. at 7th St. Bridge
Pittsburgh, PA 15212-5858

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I authorize Timothy S. Mock, Russell W. Porter, Jr. and Robert G. Wennemer, together or separately, to represent me at the annual meeting of shareholders of Alcoa Inc. scheduled for Friday, May 12, 2000, and any adjournment of the meeting. I authorize them to vote the shares of stock that I could vote if attending the meeting, in accordance with the instructions on the reverse side of this card. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting, and they may name others to take their place.

As described more fully in the proxy statement, this card votes or provides voting instructions for shares of common stock held under the same registration in any one or more of the following manners: as a shareholder of record, in the Alcoa Dividend Reinvestment and Stock Purchase Plan and in Alcoa's employee savings plans.

If you plan to attend the annual meeting, please check the box below.

I will attend the annual meeting.

Comments:
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